Exhibit 99.1

Abeona Therapeutics® Closes Sale of Rare Pediatric Disease Priority Review Voucher for $155 Million

Cash resources totaled approximately $225 million as of June 30, 2025

CLEVELAND, July 2, 2025 – Abeona Therapeutics Inc. (Nasdaq: ABEO) today announced the closing of the sale of its Rare Pediatric Disease Priority Review Voucher (PRV) for gross proceeds of $155 million on June 27, 2025.

Including net proceeds from the sale of the PRV, the Company reported that unaudited cash, cash equivalents, restricted cash and short-term investments as of June 30, 2025 were approximately $225 million.

“We have reached another key milestone: the successful sale of our PRV has closed,” said Joe Vazzano, Chief Financial Officer of Abeona. “The PRV proceeds, combined with our existing cash, provides Abeona with robust financial flexibility, ensuring over two years of operating capital for sustained growth without the need for further capital infusion and prior to accounting for ZEVASKYN sales. We anticipate the first ZEVASKYN patient treatment in Q3 2025, with profitability projected for early 2026.”

Abeona was awarded the PRV by the U.S. Food and Drug Administration (FDA) in April 2025 in connection with the FDA’s approval of ZEVASKYN™ (prademagene zamikeracel), the first and only U.S. approved autologous cell-based gene therapy for the treatment of wounds in adult and pediatric patients with recessive dystrophic epidermolysis bullosa.

About Abeona Therapeutics

Abeona Therapeutics Inc. is a commercial-stage biopharmaceutical company developing cell and gene therapies for serious diseases. Abeona’s ZEVASKYN™ (prademagene zamikeracel) is the first and only autologous cell-based gene therapy for the treatment of wounds in adults and pediatric patients with recessive dystrophic epidermolysis bullosa (RDEB). The Company’s fully integrated cell and gene therapy cGMP manufacturing facility in Cleveland, Ohio serves as the manufacturing site for ZEVASKYN commercial production. The Company’s development portfolio features adeno-associated virus (AAV)-based gene therapies for ophthalmic diseases with high unmet medical need. Abeona’s novel, next-generation AAV capsids are being evaluated to improve tropism profiles for a variety of devastating diseases. For more information, visit www.abeonatherapeutics.com.

ZEVASKYNTM, Abeona AssistTM, Abeona Therapeutics®, and their related logos are trademarks of Abeona Therapeutics Inc.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties. We have attempted to identify forward-looking statements by such terminology as “may,” “will,” “believe,” “anticipate,” “expect,” “intend,” “potential,” and similar words and expressions (as well as other words or expressions referencing future events, conditions or circumstances), which constitute and are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, numerous risks and uncertainties, including but not limited to, our ability to commercialize ZEVASKYN; the therapeutic potential of ZEVASKYN, whether the unmet need and market opportunity for ZEVASKYN are consistent with the Company’s expectations, continued interest in our rare disease portfolio; our ability to enroll patients in clinical trials; the outcome of future meetings with and inspections from the FDA or other regulatory agencies, including those relating to preclinical programs; our ability to obtain necessary regulatory approvals; the impact of any changes in the financial markets or global economic conditions; risks associated with data analysis and reporting; and other risks disclosed in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise the forward-looking statements or to update them to reflect events or circumstances occurring after the date of this press release, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

Investor and Media Contact:

Greg Gin
VP, Investor Relations and Corporate Communications
Abeona Therapeutics

ir@abeonatherapeutics.com